Exhibit 99.1

For Immediate Release:	Contact: Blake Hutchinson
Wednesday, May 6, 2009	(713) 651-4523
KEY ENERGY SERVICES ANNOUNCES FIRST QUARTER RESULTS
HOUSTON, TX, May 6, 2009 — Key Energy Services, Inc. (NYSE: KEG) announced its results for the quarter ended March 31, 2009. The Company’s earnings conference call will be held tomorrow at 10:00 a.m. Central Time.
First Quarter Results
Revenues and earnings for the first quarter of 2009 were $332.0 million and $0.9 million, or $0.01 per fully diluted share, respectively. Revenues decreased 27% from first quarter 2008 revenues of $456.4 million, and 31% from revenues of $478.1 million in the fourth quarter of 2008. Earnings and earnings per fully diluted share of $0.9 million and $0.01 per share, respectively, compared to $34.5 million and $0.27 in the first quarter of 2008, and ($42.9) million and ($0.35) for the fourth quarter of 2008. Excluding certain one-time non-cash items, fourth quarter 2008 net income and earnings per diluted share would have been $34.7 million and $0.29, respectively. The declines in quarterly revenues and earnings resulted from commodity price weakness and the lack of readily available credit experienced by customers during the latter part of 2008. The related decline in North American oil service activity had a pronounced impact on both activity and pricing in all of Key’s business lines, especially those related to the completion of newly drilled natural gas wells.
Adjusted EBITDA for the first quarter of 2009 totaled $56.1 million, as compared to $107.0 million for the first quarter of 2008 and $115.7 million for the quarter ended December 31 2008, a decrease of 48% and 52%, respectively (see reconciliation of net income to Adjusted EBITDA below, which excludes the effect of certain one-time, non-cash items recorded in the fourth quarter of 2008). General and administrative expenses of $48.7 million decreased 28% from the $67.7 million reported in the first quarter of 2008, and 17% from $58.4 million (excluding certain one-time non-cash items) reported in the fourth quarter of 2008.
Total capital expenditures were $44.8 million for the quarter, the majority of which related to projects approved in and carried over from 2008. As a result of activity declines experienced throughout the quarter, the Company now expects capital expenditures to approximate $100 million for the full year. As of April 30, 2009, the Company had approximately $185 million in cash on hand, up approximately $93 million from year end 2008 levels. With an additional $139 million available under its credit facility, the Company continues to maintain a very flexible position with regard to liquidity.

International
The Company recently delivered the 21st well servicing rig to its Mexican operations in support of its contracted work with PEMEX. With the delivery of this unit, the Company expects to be capable of achieving revenue in excess of $120 million annualized in Mexico by late in the second quarter of 2009. The Company believes that its ability to deliver value to its customer through readily quantifiable operating efficiencies will serve as a model for expansionary efforts worldwide. The Company is currently working with its customer to determine avenues for increasing the size and scope of its relationship.
In Argentina, revenues in the first quarter of 2009 declined 36% sequentially and were down 28% from last year’s first quarter. Given the severe reduction in activity, the situation the Company faces with regard to its labor force in Argentina has become increasingly untenable. The Company has taken appropriate legal actions to proactively seek relief from the Argentine government, enabling Key to downsize its workforce. Due to the significant influence of organized labor, the Company has not been able to make personnel reductions consistent with the erosion in business conditions. In the near future, Key may choose to terminate a significant portion of its Argentine employee base. The ultimate outcome of its actions in Argentina is impossible to determine at this time, but Key is prepared to downsize its local operations or exit the region entirely. Adjusted EBITDA derived from operations in Argentina has historically represented less than 4% of consolidated Adjusted EBITDA, and less than 6% of consolidated revenue.
Overview and Outlook
Commenting on the quarterly results, Dick Alario, Chairman and CEO, stated, “The precipitous drop in the U.S. land drilling rig count from its late third quarter 2008 peak has negatively impacted our operations, but the active workover rig market has declined at a somewhat lower rate, as anticipated. Through most of April we witnessed a continuation in this downtrend, with rig hours estimated to decline 8% for the month versus March. However, we believe that adverse weather conditions and the Easter Holiday may have masked some early signs of improvement, especially as it pertains to oil driven activity in the Permian Basin and Mid-Continent regions. With the relatively short payback on oil well maintenance and service at today’s commodity price, we believe our core customer base will soon begin to increase maintenance driven investment in the mature oil producing regions of the US.”

Alario continued, “While there is little satisfaction to be gained from our first quarter results, our cost reduction initiatives have allowed Key to remain profitable while adding cash to the balance sheet even as the market has softened. Key’s employees continue to address this challenging market by remaining focused on taking costs out of the system, with the clear goal of maximizing profit while maintaining financial flexibility. The market did deteriorate somewhat more than we had anticipated, but we were prepared, and have taken further measures in rationalizing our cost structure.”
Share Repurchase Program
During the first quarter of 2009, the Company did not repurchase any shares under its repurchase program. From the inception of the share repurchase program in November 2007 through March 31, 2009, the Company repurchased approximately 13.4 million shares of its common stock, at an aggregate cost of approximately $167.3 million. The Company’s authorization to repurchase up to $300.0 million of its common stock expired on March 31, 2009. As of April 30, 2009, the number of outstanding shares of common stock was 123,587,563.
Conference Call
The Company will hold an investor conference call tomorrow, May 7, 2009, at 10:00 am Central Time. To access the call, which is open to the public, please call the conference call operator at the following number: (888) 794-4637 and ask for the “Key Energy Services Conference Call”. International callers should dial (660) 422-4879. The conference call will also be available on the web. To access the webcast, go to www.keyenergy.com and select “Investor Relations”. A replay of the conference call will be available beginning May 8, 2009, at 7:00 am Eastern Time and will be available for one week. To access the replay, please call (800) 642-1687. The access code for the replay is 97696738.

Consolidated Results of Operations Data (in thousands, except per share amounts):

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
		(unaudited)

REVENUES	$331,989	$478,066	$456,399

COSTS AND EXPENSES:
Direct operating expenses	227,227	304,003	281,641
Depreciation and amortization expense	44,756	45,851	39,976
Impairment of goodwill and equity-method investment	—	75,137	—
General and administrative expenses	48,706	69,249	67,732
Interest expense, net of amounts capitalized	9,648	10,653	10,040
Loss (gain) on sale of assets, net	689	1,668	(266)
Interest income	(248)	(333)	(508)
Other expense, net	82	3,477	877

Total costs and expenses, net	330,860	509,705	399,492

Income (loss) before income taxes	1,129	(31,639)	56,907
Income tax expense	(225)	(11,261)	(22,457)

NET INCOME (LOSS)	904	(42,900)	34,450

Loss attributable to noncontrolling interest	—	—	34

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$904	$(42,900)	$34,484

Earnings (loss) per share attributable to common stockholders:
Basic	$0.01	$(0.35)	$0.27
Diluted	$0.01	$(0.35)	$0.27

Weighted average shares outstanding:
Basic	120,665	121,095	127,966
Diluted	121,436	121,095	129,307

Consolidated Balance Sheet Data (in thousands, except share information):

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$174,174	$92,691
Accounts receivable, net of allowance for doubtful accounts of $12,301 and $11,468, respectively	258,674	377,353
Inventories	32,535	34,756
Prepaid expenses	13,806	15,513
Deferred tax assets	25,603	26,623
Income taxes receivable	8,076	4,848
Other current assets	9,246	7,338

Total current assets	522,114	559,122

Property and equipment, gross	1,898,966	1,858,307
Accumulated depreciation	(842,841)	(806,624)

Property and equipment, net	1,056,125	1,051,683

Goodwill	320,954	320,992
Other intangible assets, net	38,928	42,345
Deferred financing costs, net	9,999	10,489
Notes and accounts receivable — related parties	482	336
Equity method investments	22,196	24,220
Other assets	7,849	7,736

TOTAL ASSETS	$1,978,647	$2,016,923

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,731	$46,185
Accrued liabilities	168,966	197,116
Accrued interest	12,758	4,368
Current portion of capital lease obligations	9,134	9,386
Current portion of notes payable — related parties, net of discount	14,350	14,318
Current portion of long-term debt	2,011	2,000

Total current liabilities	243,950	273,373

Capital lease obligations, less current portion	12,294	13,763
Notes payable — related parties, less current portion	6,000	6,000
Long-term debt, less current portion	613,322	613,828
Workers’ compensation, vehicular, health and other insurance claims	41,216	43,151
Deferred tax liabilities	187,623	188,581
Other non-current accrued liabilities	17,379	17,495
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 200,000,000 shares authorized, 123,478,544 and 121,305,289 shares issued and outstanding, respectively	12,348	12,131
Additional paid-in capital	602,106	601,872
Accumulated other comprehensive loss	(51,774)	(46,550)
Retained earnings	294,183	293,279

Total stockholders’ equity attributable to common stockholders	856,863	860,732

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,978,647	$2,016,923

Selected Consolidated Cash Flow Data (in thousands):

	Three Months Ended March 31,
	2009	2008
	(unaudited)

Net cash provided by operating activities	$129,383	$70,311
Net cash used in investing activities	(44,000)	(30,366)
Net cash used in financing activities	(3,186)	(68,235)
Effect of changes in exchange rates on cash	(714)	(342)
Net increase (decrease) in cash and cash equivalents	81,483	(28,632)
Cash and cash equivalents, beginning of period	92,691	58,503

Cash and cash equivalents, end of period	$174,174	$29,871

Results of Operations by Reportable Segment (in thousands, except for percentages):
For the three months ended March 31, 2009:

	Well Servicing	Production Services	Functional Support
		(unaudited)

Revenues from external customers	$256,261	$75,728	$—
Operating expenses, net of intersegment eliminations	215,246	79,288	26,155
Operating income (loss)	41,015	(3,560)	(26,155)
Operating income (loss) as a percentage of revenue	16.0%	-4.7%	n/a
For the three months ended December 31, 2008:

	Well Servicing	Production Services	Functional Support
		(unaudited)

Revenues from external customers	$361,374	$116,692	$—
Operating expenses, net of intersegment eliminations	273,708	99,016	46,379
Operating income (loss)	87,666	17,676	(46,379)
Operating income (loss) as a percentage of revenue	24.3%	15.1%	n/a
For the three months ended March 31, 2008:

	Well Servicing	Production Services	Functional Support
		(unaudited)

Revenues from external customers	$338,513	$117,886	$—
Operating expenses, net of intersegment eliminations	253,058	92,973	43,318
Operating income (loss)	85,455	24,913	(43,318)
Operating income (loss) as a percentage of revenue	25.2%	21.1%	n/a

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (in thousands, except for percentages):

	Three Months		Three Months		Three Months
	Ended March 31,		Ended December		Ended March 31,
	2009	% of Revenue	31, 2008	% of Revenue	2008	% of Revenue
	(unaudited)

Net income (loss) attributable to common stockholders	$904	0.27%	$(42,900)	-8.97%	$34,484	7.56%
Income tax expense	225	0.07%	11,261	2.36%	22,457	4.92%
Noncontrolling interest	—	0.00%	—	0.00%	(34)	-0.01%
Loss (gain) on sale of assets, net	689	0.21%	1,668	0.35%	(266)	-0.06%
Other expense, net	82	0.02%	3,477	0.73%	877	0.19%
Interest income	(248)	-0.07%	(333)	-0.07%	(508)	-0.11%
Interest expense, net of amounts capitalized	9,648	2.91%	10,653	2.23%	10,040	2.20%
Depreciation and amortization expense	44,756	13.48%	45,851	9.59%	39,976	8.76%
Impairment of goodwill	—	0.00%	69,752	14.59%	—	0.00%
Impairment of equity-method investment	—	0.00%	5,385	1.13%	—	0.00%

Adjusted EBITDA	$56,056	16.88%	$104,814	21.92%	$107,026	23.45%

Equity compensation acceleration charge	—	0.00%	10,892	2.28%	—	0.00%

Adjusted EBITDA, excluding equity acceleration charge	$56,056	16.88%	$115,706	24.20%	$107,026	23.45%

“Adjusted EBITDA” is defined as net income before interest, taxes, noncontrolling interest, impairment charges, gains or losses on early extinguishment of debt, depreciation and amortization, other income and expense, and gains and losses on the sale of assets. Management does not include gains or losses on the sale of assets, impairment charges, losses on early extinguishment of debt and other income and expense in its calculations of Adjusted EBITDA, as it believes that they are either non-recurring or not representative of our core operations. Other income and expense generally represents our minority investments in IROC Energy Services, Corp., Advanced Flow Technologies, Inc. and Geostream Services Group, and foreign currency transaction gains and losses. As a minority shareholder in those equity-method invesments, we cannot directly impact the performance of that investment. Further, management believes that most investors exclude impairment charges, noncontrolling interests, gains and losses on the early extinguishment of debt and gains and losses on the sale of assets from customary EBITDA calculations as those items are often viewed as non-recurring and not reflective of ongoing financial performance.
Adjusted EBITDA is a non-GAAP measure that is used as a supplemental financial measure by our management and directors and by external users of our financial statements, such as investors, to assess:
•	The financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of our assets to generate cash sufficient to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure.
Adjusted EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA as an analytical tool include:
•	Adjusted EBITDA does not reflect our current or future requirements for capital expenditures or capital commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect income taxes;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Adjusted EBITDA includes a charge associated with the accelerated vesting of certain stock options and stock appreciation rights. Management believes that for comparative purposes this charge should be excluded from Adjusted EBITDA as this charge is non-cash and non-recurring in nature and represents the acceleration of costs that otherwise would be recognized in future periods.
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks associated with prolonged poor economic conditions in the United States and globally; the continued instability of the credit markets; availability of credit under the Company’s revolving credit facility and related liquidity risks; risks affecting activity levels for the Company’s services, including the continued decline and instability of commodity prices and continued decreases in the capital budgets of the Company’s customers; risks that the Company will be unable to identify or complete acquisitions and that it will be unable to integrate acquired operations; risks affecting the Company’s foreign operations, including operations in Russia, Argentina, Mexico and Canada, in particular the impact of labor conditions in Argentina; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain prices for services under increasing pricing pressures, the impact of rig capacity in the market and weather risk; and risks that the Company will be unable to achieve financial targets or implement appropriate cost reductions. Other important risk factors that may affect the Company’s business, results of operations and financial condition are discussed in the Company’s most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.